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EXHIBIT 21

                         KAMAN CORPORATION

                           SUBSIDIARIES

Following is a list of the Corporation's subsidiaries, each of which, unless otherwise indicated, is wholly owned by the Corporation either directly or through another subsidiary.
Second-tier subsidiaries are listed under the name of the parent subsidiary.

Name                                      State of Incorporation
----------------------------------------------------------------
Registrant:  KAMAN CORPORATION                 Connecticut

Subsidiaries:

Kaman Aerospace Group, Inc.                    Connecticut

    Kaman Aerospace Corporation                  Delaware
       K-MAX Corporation                       Connecticut
    Kaman Aerospace International Corporation  Connecticut
    Kaman X Corporation                        Connecticut
    Kamatics Corporation                       Connecticut
    Kaman PlasticFab Group, Inc.                 Delaware
       Plastic Fabricating Company, Inc.         Delaware
    Kaman  Dayron, Inc.                          Florida
    RWG Frankenjura-Industrie
     Flugwerklager GmbH                          Germany

Kaman Industrial Technologies Corporation      Connecticut

    Kaman Industrial Technologies, Ltd.           Canada
    Delamac de Mexico, S.A. de C.V. (60%)         Mexico

Kaman Music Corporation                        Connecticut

    KMI Europe, Inc.                             Delaware
    B & J Music Ltd.                              Canada
    Latin Percussion, Inc. (merged into
      Kaman Music Corporation effective
      December 31, 2003)                       New Jersey
    Genz Benz Enclosures, Inc.                   Arizona

Kaman Foreign Sales Corporation                 Barbados






January 8, 2004

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